SECURITIES AND EXCHANGE COMMISSION
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AMENDMENT NO.  3 TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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REAL ESTATE RESTORATION AND RENTAL, INC.
(Exact Name of Registrant in its Charter)

Nevada	6510	27-1488943
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

710 Wellingham Drive
Durham, North Carolina 27713
Tel.: (919) 656-8646
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

CSC Services of Nevada, Inc.
502 East John Street
Carson City, NV 89706
(775) 883-3711
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
 Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee
Common Stock, $0.0001 par value per share.	566,500	$0.10	$56,650	$4.04

(1) This Registration Statement covers the resale by our selling shareholders of up to 566,500 shares of our common stock, par value $0.0001 per share, previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.10 per share is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

Subject to completion, dated March _, 2011

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
REAL ESTATE RESTORATION AND RENTAL, INC.
566,500 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.  The selling security holders may be deemed underwriters.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: March _, 2011

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Real Estate Restoration and Rental,” “Company,” “we,” “us” and “our” refer to Real Estate Restoration and Rental, Inc.

Overview

We are a development stage company incorporated on December 15, 2009, under the laws of the State of Nevada. Our initial operations have included organization and incorporation, target market identification, marketing plans, and capital formation. A substantial portion of our activities to-date has involved developing a business plan and establishing contacts and visibility in the marketplace. Our plan is to provide property management services for large real estate development companies and hedge funds that are purchasing foreclosed and distressed vacation and rental properties in North and South Carolina at below-market prices. The development companies and hedge funds could contract with Real Estate Restoration and Rental to complete any necessary renovation work, manage and rent the properties. Real Estate Restoration and Rental offers the additional benefit of being able to act as a local management agent for out-of-state companies and hedge funds. We are also pursuing opportunities in green energy solutions by utilizing green energy companies for application in our managed properties or by licensing green energy solutions from such companies. We are based in Durham, North Carolina.

Our activities to-date have been investigative in nature. We are identifying strategic developer and hedge fund prospects and evaluating revenue potential for the renovation, management and rental services we provide. We are also identifying green energy solutions that may have strong revenue potential when applied to the vacation properties we will manage. We have entered into a licensing agreement with Madison Energy Group for the exclusive rights to sell Frigitek products – fan controls for cooling condensers that have the potential to be repositioned for residential applications.

We have not yet generated any revenue and do not yet have any signed contracts to provide renovation or management services for third parties.

Where You Can Find Us

Our principal executive office is located at 710 Wellingham Drive, Durham, NC 27713, and our telephone number is (919) 656-8646.

The Offering

Common stock offered by selling security holders	566,500 shares of common stock. This number represents 8.32% of our current outstanding common stock (1).

Common stock outstanding before the offering	6,802,500 common shares as of March 13 , 2011.

Common stock outstanding after the offering	6,802,500 shares.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 4 .

(1)	Based on 6,802,500 shares of common stock outstanding as of March 13 , 2011.

SUMMARY OF FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operations” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception, December 15, 2009 through June 30, 2010 are derived from our audited financial statements. The balance sheet and statement of operations as of December 31, 2010 are derived from our unaudited financial statements.

	For the Six Months Ended December 31, 2010 (Unaudited)	For the Period from Inception (December 15, 2009) through June 30, 2010 (Audited)
STATEMENT OF OPERATIONS

Revenues	$-	$-
Professional Fees	49,425	24,725
General and Administrative Expenses	6,121	13,200
Total Operating Expenses	55,546	37,925
Net Loss	(55,546)	(37,925)

	As of December 31, 2010 (Unaudited)	As of June 30, 2010 (Audited)
BALANCE SHEET DATA

Cash	$62,507	$141,125
Total Assets	94,210	143,625
Total Liabilities	10,956	7,500
Total Stockholders’ Equity	83,254	136,125

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. If we cannot obtain sufficient funding and/or sign contracts with a sufficient number of developer and hedge fund clients, we may have to delay the implementation of our business strategy or cease operations.

WE HAVE LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY A DEVELOPMENT STAGE COMPANY.

There can be no assurance that management of the Company will be successful in completing the Company’s business development with large real estate companies or hedge funds, or in implementing the corporate infrastructure to support operations at the levels called for by the Company’s business plan. Due to the significant downturn in the real estate market and our lack of operating history we may be unable to secure strategic partners that will contract for our management services. Additionally, because of the large downturn in the economy and an oversupply in the number of vacant properties we may be unable to manage properties with the possibility to produce positive earnings. These factors may make it difficult to implement our business plan and may lead to the company ceasing operations.

WE HAVE NOT YET DEMONSTRATED THE ABILITY TO LAUNCH NEW BUSINESS DEVELOPMENT EFFORTS.

We are a development-stage company, and to date, our development efforts have been focused primarily on the development of our business model. We have limited operating history for investors to evaluate the potential of our business development. In addition, we also face many of the risks and difficulties inherent in introducing new products. These risks include the ability to:

·        Develop effective business plan;
·        Meet customer standards;
·        Implement a successful marketing plan;
·        Maintain current strategic relationships and develop new strategic relationships;
·        Respond effectively to competitive pressures;
·        Continue to develop and upgrade our service; and
·        Attract, retain and motivate qualified personnel.

Our future will depend on our ability to manage our properties properly, which requires careful planning of renovations to avoid incurring unnecessary cost and expense. Our operating results can also be affected by our ability to rent our properties or to adjust pricing to increase our competitive advantage.

WE CURRENTLY HAVE NO REVENUES.

We currently have no revenues and have sustained net losses of $93,471 for the period from inception through December 31, 2010. Because of the significant time required to execute our business plan we cannot give you any assurance that we will experience any positive revenues for the foreseeable future.

WE MAY FACE DIFFICULTIES IN FINDING SUITABLE PROPERTY OWNERS.

Our principal business strategy is to contract with real estate development companies and hedge funds that are purchasing foreclosed properties from financial institutions (often referred to as real estate owned by the lender, or REOs) or distressed owners. We will provide the management services necessary to renovate the distressed properties so they can be rented at substantial profit. We have few established business relations with targeted developers and hedge funds, having expended only minimal amounts on such activities to-date. There can be no assurance that our initial business development activities will be successful in creating the desired access to developers and funds that acquire REO properties.

FORECLOSURE LAWS IN NORTH AND SOUTH CAROLINA MAY AFFECT THE OVERALL BUSINESS OPPORTUNITY FOR OUR COMPANY.

We will monitor the foreclosure laws and proceedings in North and South Carolina as a service for our strategic partners and to help our Company anticipate business opportunity. There can be no assurance as to the content, timing or effect of future regulations on the federal, state or local laws or that such regulations would not have a materially adverse effect on the Company’s business.

UNCERTAINTY IN THE GOVERNMENTAL SECTOR MAY RESULT IN CREATION OF NEW SUPPORT PROGRAMS THAT COULD REDUCE THE NUMBER OF AVAILABLE PROPERTIES.

Politicians and governmental agencies are calling for intervention in the real estate foreclosure market to assist at-risk mortgage holders and thereby reduce the number of properties going into foreclosure. Interest rates could be adjusted downward or new programs could be instituted to provide financial relief and assistance to mortgage holders at risk of foreclosure. This could adversely affect the numbers of foreclosed properties available for purchase by large developers or hedge funds, which in turn could limit the Company’s potential business opportunity for providing renovation and management services, or reduce overall profit margins.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF DEBORAH LOVIG, OUR PRESIDENT AND DIRECTOR. WITHOUT HER CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

The Company will be dependent on its key executive, President Deborah Lovig, for the foreseeable future. The loss of the services from Deborah Lovig could have a material adverse effect on the operations and prospects of the Company. At this time, the Company does not have an employment agreement with Deborah Lovig, though the Company may enter into such an agreement with its president on terms and conditions usual and customary for its industry. The Company does not currently have “key man” life insurance on Deborah Lovig.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

WE WILL FACE INTENSE COMPETITION FOR PROPERTIES AND TENANTS.

The media is covering the ARM and foreclosure issues on a daily basis and there are many web sites, businesses and consultants promoting these opportunities to the mass market. The Company believes that there are significant numbers of adjustable-rate mortgage (ARM) holders facing foreclosure over the next few years because the interest rates on their loan have increased substantially, producing a large potential market for new entrants such as the Company to achieve profits. However, there can be no assurance that the Company’s competitors will not be able to use financial and other advantages in competing on price to secure contracts with developers and hedge funds to renovate and manage REO properties or in marketing the rental properties more aggressively for higher profits, resulting in material adverse effects on the business of the Company.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Risk Related To Our Capital Stock

WE MAY NEVER PAY DIVIDENDS TO OUR SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

The Company’s Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of the directors of the Company for monetary damages to the fullest extent possible under the laws of the State of Nevada or other applicable law.  These provisions eliminate the liability of directors to the Company and its stockholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care.  Under Nevada law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit.  These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

THE OFFERING PRICE OF OUR COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.10 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

Currently, there is no established public trading market for our common stock. In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, at a price (or exercise prices) below the price at which shares of our common stock are quoted on the OTCBB.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

Currently, there is no established public trading market for our common stock. If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

WE CAN GIVE NO ASSURANCE THAT A LIQUID PUBLIC MARKET FOR OUR SECURITIES WILL DEVELOP OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR COMMON STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.” We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

Dilution represents the difference between the offering price of the shares of common stock and the net tangible book value per share of common stock immediately after completion of the offering.  The shares of common stock offered hereunder are issued and outstanding and will be sold by the selling security holders at a price of $.10 per share until the Company’s common stock is quoted on the OTC Bulletin Board. Thereafter the selling security holders will sell at prevailing market prices.  The net tangible book value per share of the Company’s common stock prior to the offering hereunder is $0.02 per share, and after the offering hereunder will be $0.02 per share, determined by dividing the net tangible book value (tangible assets minus liabilities) by the number of shares of common stock outstanding before and after the offering hereunder.

SELLING SECURITY HOLDERS

The common shares being offered for resale by the selling security holders consist of the 566,500 shares of our common stock held by 35 shareholders. Such shareholders include the holders of 566,500 shares sold in our private offering pursuant to Regulation D Rule 506 completed on June 8, 2010 at an offering price of $0.10.

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of  March 13 , 2011 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares of Common Stock Beneficially Owned Prior To Offering (1)	Maximum Number of Shares of Common Stock to be Offered	Number of Shares of Common Stock Beneficially Owned After Offering	Percent Ownership After Offering (2)
Alt, Ellen	2,500	2,500	0	0%
Alt, Jeffrey A. & Cheryl L.	5,000	5,000	0	0%
Bullins, Ronnie Ray	2,500	2,500	0	0%
Cline, John G. & Nina S.	50,000	15,000	35,000	0%
Coker, James (3)	95,000	30,000	65,000	0%
Coker, Peggy L(5)	150,000	50,000	100,000	0%
Crumpler, David	2,500	2,500	0	0%
Culhane, Marian	50,000	15,000	35,000	0%
Curley, Kenneth R.	2,500	2,500	0	0%
Dietz, Scott C.	50,000	15,000	35,000	0%
Dillon, Gregory & Lisa	50,000	15,000	35,000	0%
Falmlen, Scott	50,000	15,000	35,000	0%
Flora, Amanda & David	16,000	5,000	11,000	0%
Holbrook, Barbara K. & W. Paul	100,000	30,000	70,000	0%
Holbrook, Curtis L.	20,000	5,000	15,000	0%
Holbrook, Dan	20,000	5,000	15,000	0%
Jackson, Morgan C.	50,000	15,000	35,000	0%
Koplish, Daniel E.	50,000	15,000	35,000	0%
Lavery, Hugh	5,000	5,000	0	0%
Lopsonzski, Michael	10,000	10,000	0	0%
Lovig, Sally A. (4)	2,500	2,500	0	0%
Mann, Jennifer L.	50,000	15,000	35,000	0%
Monroe, John	12,000	4,000	8,000	0%
Monroe, Sarah	95,000	30,000	65,000	0%
Nowell, Matt	10,000	10,000	0	0%
Phoenix Associates, Inc.	250,000	50,000	200,000	0%
Reichard, Stephen H.	100,000	30,000	70,000	0%
Rivera, Daniel	150,000	50,000	100,000	0%
Shannonside, LLC	2,500	2,500	0	0%
Tejeda, Barbara	150,000	50,000	100,000	0%
Tejeda, Maria I.	100,000	30,000	70,000	0%
Thomas, Bettie H.	50,000	15,000	35,000	0%
Tobin, Laura & Michael A.	30,000	10,000	20,000	0%
Young, Michelle G.	2,500	2,500	0	0%
Zamborsky, David A. & Meghan	17,000	5,000	12,000	0%
TOTAL	1,802,500	566,500	1,236,000	0%

(1)
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our Common Stock, or convertible or exercisable into shares of our Common Stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes below, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

(2)	The percentage of beneficial ownership is based on 6,802,500 shares of Common Stock outstanding post-offering.
(3)	James Coker is an Officer and Director of the Company.
(4)	Sally A. Lovig is the mother of Deborah Lovig, our President, Chief Executive Officer, Chief Financial Officer, and Director.
(5)	Peggy Coker is the aunt of our Secretary and Director James Coker. They do not share beneficial ownership of our common stock.

To our knowledge, none of the selling shareholders, other than James Coker, our Secretary and Director:

-	has had a material relationship with us other than as a shareholder at any time within the past three years;
-	has ever been one of our officers or directors; or
-	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.10 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holders must be made at the fixed price of $0.10 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary broker transactions, which may include long or short sales;
•	transactions involving cross or block trades on any securities or market where our common stock is trading;
•	through direct sales to purchasers or sales effected through agents;
•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise);
•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales are permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $40,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 110,000,000 shares of capital stock, of which 100,000,000 shares are common stock, $0.0001 par value per share, and 10,000,000 shares are preferred stock, $0.0001 par value per share.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share. Currently, there are 6,802,500 shares of common stock issued and outstanding.

The holders of our common stock:

-	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
-	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
-	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
-	are entitled to one non-cumulative vote per Share on all matters on which shareholders may vote.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.0001 par value per share. Currently, there are no shares of preferred stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Currently we do not have a stock transfer agent and we function as our own transfer agent. We intend to engage a stock transfer agent in the near future.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A. to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

The Company

The Company will focus primarily on providing management services, including renovation, marketing and renting, to large real estate development firms and hedge funds that purchase foreclosed and distressed vacation rental properties in North and South Carolina. These properties become non-performing assets on the defaulted lender’s balance sheet which may motivate lenders to sell these properties to improve their own financial filings. Below-market value properties represent a significant business opportunity for large real estate developers and hedge funds as a significant percentage of owners are being forced to sell these properties at bargain prices due to financial constraints and the softening of the real estate market in general.

The Company was formed in December 2009 to take advantage of the economic downturn and the resulting depression in the real estate market, especially the vacation home market in North and South Carolina. We plan to market our property renovation and management services to developers and hedge funds that are hoping to capitalize on the downturn by buying vacation properties at below market prices then turning them into profitable rentals, and that can benefit from having a local management agent.

Deborah Lovig started in December 2009 to launch the Company and initiate efforts to build strategic partnerships with hedge funds and developers that are acquiring REO and distressed properties that can be renovated and then be managed by the Company. On February 16, 2010 the company retained the consulting services of Europa Capital to assist in the administrative logistics of taking the Company through the Registration process with the SEC and seeking to do a self-funded initial public offering. Europa also provides support to the Company in working with legal and audit issues that may arise as the company moves through the Registration and FINRA process. See the attached engagement letter attached as an exhibit to this registration statement.

Originally, we had some limited success finding distressed properties to manage; however, we came to realize that it would take far longer than first anticipated. As a result, we began approaching larger real estate developers and hedge funds that own or are looking to purchase REO properties and are interested in working with a third party to manage the renovation and renting of these properties. The Company will attempt to obtain green energy solutions to implement in the properties under our management or to license or resell these solutions to other property owners. Ms. Lovig has expertise in implementing sustainability and energy efficiency solutions. The Company will attempt to install solutions such as LED lighting, solar power and solar heating for its managed properties. It may act as a reseller of these solutions to other property management firms. The Company has acquired access through a licensing agreement with Madison Energy Group to commercial/industrial level solutions such as geothermal and Frigitek (fan speed controls for cooling condensers) that have potential to be repositioned or re-engineered for residential applications. These solutions have been obtained through a nonexclusive patent license agreement with Madison Energy Group . On September 24, 2010, the Company entered into a 10-year patent license agreement with Madison Energy Group for a product that reduces energy consumption and carbon emissions of commercial coolers. The fee for the license is $30,000 and royalty payments of 14% of net sales. We have no other license agreements, patents, trademarks or royalty agreements.

We began operations in December of 2009. We maintain our principal offices at 710 Wellingham Drive, Durham, NC 27713, and our telephone number is (919) 656-8646.

Business Overview

Real Estate Restoration and Rental, Inc. was established in December 2009 to work with real estate developers and hedge funds to renovate, rent and manage foreclosed and distressed vacation rental properties in North and South Carolina. Vacation properties are rented at varying rates depending on the season. In our target area of North and South Carolina, highest rental pricing at the beaches is captured for May 28 through Aug. 19, which is considered the high season. Lowest rental pricing is Jan. 1 through May 6 and Sept. 3 through Dec. 31, which is considered off-season.

Our business strategy is to take advantage of the significant increase in foreclosure activity that is occurring and expected to continue in the real estate market. The growing incidence of foreclosure is related to a large number of adjustable rate mortgages (ARMs) that will be affected by significant interest rate resets in the next five years. Many ARM-financed properties are predicted to go into foreclosure, providing a significant opportunity to purchase properties at thirty percent (30%) or more below market value. Many large real estate developers and hedge funds are focused on acquiring foreclosed or distressed properties and turning them into profitable rentals. The Company plans to act as a property manager for these larger organizations, providing services ranging from renovation to rental management.

In spite of reports that the economy is improving, research in 2010 indicates that the rate of foreclosure is accelerating.

According to an article titled, “Mortgage Delinquencies Decline,” by Nick Timiaraos published on WSJ.com in November 2010, “The number of U.S. households behind on their mortgage payments declined during the third quarter, but the number of newly initiated foreclosures rose as banks continued to clear a backlog of delinquent loans. Nearly 13. 5 percent of home loans were 30 days or more past due or in foreclosure at the end of September, representing seven million households, according to the Mortgage Bankers Association quarterly survey. That rate is down from 14.4 percent one year ago but still up from 10 percent two years ago.”

An article titled, “Foreclosures,” published in October on NYTmes.com noted, “…In the first quarter of 2010, there were 930,000 foreclosure filings – an increase of 7 percent from the previous quarter and 16 percent from the first three months of 2009, according to recent date from RealtyTrac, an online marketer of foreclosed properties. Some six million borrowers were more than 60 days delinquent. About 11.5 percent of borrowers were in default, up from 5-7 percent from two years earlier.”

An article titled, “Fewer Homeowners Behind on Mortgage Payments,” that was published in November 2010 on CNNMoney.com noted that “Mortgage delinquency rates dropped in the last three months – but only because more borrowers had their homes repossessed….’Delinquency rates dropped pretty sharply,’ said Michael Fratantoni, Mortgage Bankers Association vice president of research and economics. ‘mostly from a reduction in the  90-plus days late category. That represents a move to the next category of delinquency – foreclosure starts.’”

We will focus primarily on providing renovation and management services for developers or hedge funds that acquire Real Estate Owned (“REO”) properties located in desirable North and South Carolina beaches. REO properties failed to sell at foreclosure auction and are therefore owned by the defaulted lender.  Lenders have become especially motivated to sell these properties to strengthen their own financial profile. Large real estate development and hedge funds are actively acquiring REO properties, buying at below-market rates with the expectation of turning these properties into profitable rentals or sales. We plan to take advantage of this market situation and offer our services to large real estate developers and hedge funds.

Employees

We currently have two employees: (1) Deborah Lovig, our President and Director, who works 30 hours per work doing business development and (2) James Coker, our Secretary and Director, who works 2-3 hours per week. All repair and restoration work is completed with third-party contractors.

Business Development

We seek to develop mutually beneficial business relationships with real estate developers and hedge funds that are focused on acquiring below-market properties in highly desirable vacation areas of North and South Carolina. Our ability to fully implement this marketing program is dependent upon proper use of our financing proceeds. If we use our working capital faster than originally planned, we may be required to substantially curtail our business development efforts as well as face higher costs for renovating and managing properties. The implementation of a scaled-back program would slow our revenue growth.

Marketing and Sales

Our initial marketing efforts are geared toward developing mutually beneficial business relationships with developers and fund managers that own and continue to acquire distressed vacation properties. Once we have management contracts with the property owners, our efforts will extend to marketing and promoting the properties for rent.

Competition

We face competition from renovators and rental agencies seeking to capitalize on the looming ARM-related foreclosure boom. See “RISK FACTORS” For more information. We plan to compete based on different factors including price differentiation and marketing which will be dependent on any agreements we enter into with hedge funds and real estate developers.  There is no guarantee that we will compete successfully with our competition . We believe, however, that the market for REO properties is growing rapidly enough to support the entry of numerous new players, including us.

Regulation and Litigation in the Real Estate Industry

We cannot predict the outcome of legislative and regulatory initiatives in the future.  Depending on these outcomes, there may be a materially adverse effect on the Company’s business prospects.  See “RISK FACTORS” for more information.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 710 Wellingham Drive, Durham, NC 27713, and our telephone number is (919) 656-8646. Our president, Deborah Lovig, provides office space at no cost to us.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had a total of 36 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have any stock option plans.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

REAL ESTATE RESTORATION AND RENTAL, INC.
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	F-1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-2	BALANCE SHEET AS OF JUNE 30, 2010.

PAGE	F-3	STATEMENT OF OPERATIONS FOR THE PERIOD FROM DECEMBER 15, 2009 (INCEPTION) TO JUNE 30, 2010.

PAGE	F-4	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM DECEMBER 15, 2009 (INCEPTION) TO JUNE 30, 2010.

PAGE	F-5	STATEMENT OF CASH FLOWS FOR THE PERIOD FROM DECEMBER 15, 2009 (INCEPTION) TO JUNE 30, 2010.

PAGES	F-6 - F-10	NOTES TO FINANCIAL STATEMENTS.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Real Estate Restoration and Rental, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Real Estate Restoration and Rental, Inc. (a development stage company) (the “Company”) as of June 30, 2010 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from December 15, 2009 (inception) to June 30, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Real Estate Restoration and Rental, Inc. (a development stage company) as of June 30, 2010 and the results of its operations and its cash flows for the period ending June 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 5 to the financial statements, the Company is in the development stage with limited operations, a net loss of $37,925 for the period ending June 30, 2010 and used cash in operations from inception of $29,725.  These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans concerning these matters are also described in Note 5.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
September 24, 2010

Real Estate Restoration and Rental, Inc.
(A Development Stage Company)
Balance Sheet

ASSETS
June 30, 2010

Current Assets
Cash	$141,125
Prepaid Expense	2,500
Total Assets	$143,625

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable	$7,500
Total Liabilities	7,500

Commitments and Contingencies

Stockholders' Equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized,
none issued and outstanding	-
Common stock, $0.0001 par value; 100,000,000 shares authorized, 6,782,500 shares
issued and outstanding	678
Additional paid-in capital	173,372
Deficit accumulated during the development stage	(37,925)
Total Stockholders' Equity	136,125

Total Liabilities and Stockholders' Equity	$143,625

See accompanying notes to financial statements

Real Estate Restoration and Rental, Inc.
(A Development Stage Company)
Statement of Operations

For the period from December 15, 2009
(inception) to June 30, 2010
Operating Expenses
Professional fees	$24,725
General and administrative	13,200
Total Operating Expenses	37,925

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(37,925)

Provision for Income Taxes	-

NET LOSS	$(37,925)

Net Loss Per Share - Basic and Diluted	$(0.01)

Weighted average number of shares outstanding	5,879,084
during the period - Basic and Diluted

See accompanying notes to financial statements

Real Estate Restoration and Rental, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity
For the period from December 15, 2009 (Inception) to June 30, 2010

						Deficit
	Preferred Stock		Common stock		Additional	accumulated during the	Total
					paid-in	development	Stockholders'
	Shares	Amount	Shares	Amount	capital	stage	Equity

Balance December 15, 2009	-	$-	-	$-	$-	$-	$-

Common stock issued for services to founder ($0.0001 per share)	-	-	4,000,000	400	-	-	400

Common stock issued for cash to founder ($0.0001 per share)			1,000,000	100	-	-	100

Common stock issued for cash ($0.10/ per share)	-	-	1,782,500	178	178,072	-	178,250

Stock Offering Costs	-	-	-	-	(7,500)	-	(7,500)

In kind contribution of services	-	-	-	-	2,800	-	2,800

Net loss for the period December 15, 2009 (inception) to June 30, 2010	-	-	-	-	-	(37,925)	(37,925)

Balance, June 30, 2010	-	$-	6,782,500	$678	$173,372	$(37,925)	$136,125

See accompanying notes to financial statements

Real Estate Restoration and Rental, Inc.
(A Development Stage Company)
Statement of Cash Flows

For the period from December 15, 2009
(inception) to June 30, 2010
Cash Flows Used in Operating Activities:
Net Loss	$(37,925)
Adjustments to reconcile net loss to net cash used in operations
In-kind contribution of services	2,800
Shares issued to founder for services	400
Changes in operating assets and liabilities:
(Increase)/Decrease in prepaid expenses	(2,500)
(Decrease) Increase in accounts payable and accrued expenses	7,500
Net Cash Used In Operating Activities	(29,725)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock, net of offering costs	170,850
Net Cash Provided by Financing Activities	170,850

Net Increase in Cash	141,125

Cash at Beginning of Period	-

Cash at End of Period	$141,125

Supplemental disclosure of cash flow information:

Cash paid for interest	$-
Cash paid for taxes	$-

See accompanying notes to financial statements

REAL ESTATE RESTORATION AND RENTAL, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2010

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Real Estate Restoration and Rental, Inc. (a development stage company) (the "Company") was incorporated under the laws of the State of Nevada on December 15, 2009.  The Company will focus on providing renovation and management services to larger real estate developers and hedge funds that own and are acquiring additional vacation rental properties in North and South Carolina at below-market prices. The Company provides property management services ranging from completing necessary renovation work to marketing and renting the properties on a seasonal basis at a profit. The Company will also seek to acquire access to green and energy-saving solutions such as geothermal and Frigitek products that can be re-engineered for residential applications with the Company’s nonexclusive patent license agreement.

Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  At June 30, 2010, the Company had no cash equivalents.

(D) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB ASC No. 260, “Earnings Per Share.”  As of June 30, 2010 there were no common share equivalents outstanding.

(E) Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”).  Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

REAL ESTATE RESTORATION AND RENTAL, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2010

As of June 30, 2010, the Company has a net operating loss carryforward of approximately $34,725 available to offset future taxable income through June 30, 2030.  The valuation allowance at June 30, 2010 was $13,388.  The net change in the valuation allowance for the year ended June 30, 2010 was an increase of $13,388.  The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. This is necessary due to the Company’s continued operating losses and the uncertainty of the Company’s ability to utilize all of the net operating loss carryforwards before they will expire through the year 2030.

The net deferred tax liability in the accompanying balance sheet includes the following amounts of deferred tax assets and liabilities:

June 30, 2010

Deferred tax liability:	$-
Deferred tax asset
Net Operating Loss Carryforward	13,388
Valuation allowance	(13,388)
Net deferred tax asset	-
Net deferred tax liability	$-

The components of income tax expense related to continuing operations are as follows:

2010
Federal
Current	$-
Deferred	-
$-
State and Local
Current	$-
Deferred	-
$-

REAL ESTATE RESTORATION AND RENTAL, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2010

The Company's income tax expense differed from the statutory rates (federal 34% and state 4.55%) as follows:

For the Period Ended June 30,
2010

Statutory rate applied to earnings before income taxes:	$(14,620)
Increase (decrease) in income taxes resulting from:
State income taxes	-
Change in deferred tax asset valuation allowance	13,388
Non-deductible expenses	1,232
Income Tax Expense	$-

(F) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(G) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.  The Company recognizes rental revenue in accordance with FASB ASC No. 840-25.  FASB ASC No. 840-25 requires that rental revenue be recognized on a straight-line basis over the term of the lease for operating leases.

NOTE 2	STOCKHOLDERS’ EQUITY

(A) Common Stock Issued for Cash

For the period ended June 30, 2010, the Company issued 1,782,500 shares of common stock for $178,250($0.10/share) less stock offering costs of $7,500.  The Company also issued 1,000,000 shares of common stock to its founder for $100 ($0.0001 per share) (See note 4).

REAL ESTATE RESTORATION AND RENTAL, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2010

(B) In-Kind Contribution

For the period ended June 30, 2010, a shareholder of the Company contributed services having a fair value of $2,800 (See Note 4).

(C) Stock Issued for Services

On December 19, 2009, the Company issued 4,000,000 shares of common stock to its founder having a fair value of $400 ($0.0001/share) in exchange for services provided (See Note 4).

NOTE 3      COMMITMENTS

On February 16, 2010, the Company entered into a consulting agreement to receive administrative and other miscellaneous services.  The Company is required to pay $5,000 a month.  The agreement is to remain in effect unless either party desired to cancel the agreement.

NOTE 4      RELATED PARTY TRANSACTIONS

For the period ended June 30, 2010, a shareholder of the Company contributed services having a fair value of $2,800 (See Note 2(B)).

On December 19, 2009, the Company issued 5,000,000 shares of common stock to its founder having a fair value of $500 ($0.0001/share) in exchange for services and cash (See Note 2 (A) and 2 (C)).

NOTE 5      GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with limited operations, used cash in operations of $29,725 from inception and has a net loss since inception of $37,925.    This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

REAL ESTATE RESTORATION AND RENTAL, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2010

NOTE 6      SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through September 24, 2010, the date the financial statements were issued.

On September 24, 2010, the Company entered into a 10-year patent license agreement for a product that reduces energy consumption and carbon emissions of commercial coolers. The fee for the license is $30,000 and royalty payments of 14% of net sales.

REAL ESTATE RESTORATION AND RENTAL, INC.
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	F-1	CONDENSED BALANCE SHEETS AS OF DECEMBER 31, 2010 (UNAUDITED) AND AS OF JUNE 30, 2010

PAGE	F-2
CONDENSED STATEMENTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2010(UNAUDITED), FOR THE PERIOD FROM DECEMBER 15, 2009 TO DECEMBER 31, 2009 (UNAUDITED) AND FOR THE PERIOD DECEMBER 15, 2009 (INCEPTION) TO DECEMBER 31, 2010 (UNAUDITED)

PAGE	F-3	CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM DECEMBER 15, 2009 (INCEPTION) TO DECEMBER 31, 2010 (UNAUDITED)

PAGE	F-4
CONDENSED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED DECEMBER 31, 2010, FOR THE PERIOD FROM DECEMBER 15, 2009 TO DECEMBER 31, 2009 AND FOR THE PERIOD DECEMBER 15, 2009 (INCEPTION) TO DECEMBER 31, 2010 (UNAUDITED)

PAGES	F-5 - F-8	NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

Real Estate Restoration and Rental, Inc.
(A Development Stage Company)
Condensed Balance Sheets

ASSETS
	December 31, 2010	June 30, 2010
	(Unaudited)
Current Assets
Cash	$62,507	$141,125
Prepaid Expense	2,500	2,500
Total Current Assets	65,007	143,625

Licensing Rights, net	29,203	-

Total Assets	$94,210	$143,625

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable	$10,956	$7,500
Total Liabilities	10,956	7,500

Commitments and Contingencies
	-	-
Stockholders' Equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized,
none issued and outstanding	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized, 6,802,500 and 6,782,500 shares
issued and outstanding, respectively	680	678
Additional paid-in capital	176,045	173,372
Deficit accumulated during the development stage	(93,471)	(37,925)
Total Stockholders' Equity	83,254	136,125

Total Liabilities and Stockholders' Equity	$94,210	$143,625

See accompanying notes to condensed unaudited financial statements

F-1

Real Estate Restoration and Rental, Inc.
(A Development Stage Company)
Condensed Statements of Operations
(Unaudited)

	For the Three Months Ended	For the Six Months Ended	For the period from December 15, 2009(inception) to	For the period from December 15, 2009(inception) to
	December 31, 2010	December 31, 2010	December 31, 2009	December 31, 2010
Operating Expenses
Professional fees	$25,593	$49,425	$-	$74,150
General and administrative	4,233	6,121	200	19,321
Total Operating Expenses	29,826	55,546	200	93,471

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(29,826)	(55,546)	(200)	(93,471)

Provision for Income Taxes	-	-	-	-

NET LOSS	$(29,826)	$(55,546)	$(200)	$(93,471)

Net Loss Per Share - Basic and Diluted	$(0.00)	$(0.01)	$(0.00)

Weighted average number of shares outstanding
during the period - Basic and Diluted	6,370,000	6,370,000	4,000,000

See accompanying notes to condensed unaudited financial statements

F-2

Real Estate Restoration and Rental, Inc.
(A Development Stage Company)
Condensed Statement of Changes in Stockholders' Equity
For the period from December 15, 2009 (Inception) to September 30, 2010
(Unaudited)

						Deficit
	Preferred Stock		Common stock		Additional	accumulated during the	Total
					paid-in	development	Stockholder's
	Shares	Amount	Shares	Amount	capital	stage	Equity

Balance December 15, 2009	-	$-	-	$-	$-	$-	$-

Common stock issued for services to founder ($0.0001 per share)	-	-	4,000,000	400	-	-	400

Common stock issued for cash to founder ($0.0001 per share)			1,000,000	100	-	-	100

Common stock issued for cash ($0.10/ per share)	-	-	1,782,500	178	178,072	-	178,250

Stock Offering Costs	-	-	-	-	(7,500)	-	(7,500)

In kind contribution of services	-	-	-	-	2,800	-	2,800

Net loss for the period December 15, 2009 (inception) to June 30, 2010	-	-	-	-	-	(37,925)	(37,925)

Balance, June 30, 2010	-	-	6,782,500	678	173,372	(37,925)	136,125

Common stock issued for cash ($0.10/ per share)	-	-	20,000	2	1,998	-	2,000

Stock Offering Costs	-	-	-	-	(1,925)	-	(1,925)

In kind contribution of services	-	-	-	-	2,600	-	2,600

Net loss for the six months ended December 31, 2010	-	-	-	-	-	(55,546)	(55,546)

Balance, December 31, 2010	-	$-	6,802,500	$680	$176,045	$(93,471)	$83,254

See accompanying notes to condensed unaudited financial statements

F-3

Real Estate Restoration and Rental, Inc.
(A Development Stage Company)
Condensed Statements of Cash Flows
(Unaudited)

	For the Six Months Ended	For the Period from December 15, 2009 to	For the period from December 15, 2009(inception) to
	December 31, 2010	December 31, 2009	December 31, 2010
Cash Flows Used in Operating Activities:
Net Loss	$(55,546)	$(200)	$(93,471)
Adjustments to reconcile net loss to net cash used in operations
In-kind contribution of services	2,600	200	5,400
Shares issued to founder for services	-	-	500
Amortization of licensing fee	797	-	797
Changes in operating assets and liabilities:
(Increase)/Decrease in prepaid expenses	-	-	(2,500)
(Decrease) Increase in accounts payable and accrued expenses	3,456	-	10,956
Net Cash Used In Operating Activities	(48,693)	-	(78,318)

Cash Flows From Investing Activities:
Purchase of License	(30,000)	-	(30,000)
Net Cash Used In Investing Activities	(30,000)	-	(30,000)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock, net of offering costs	75	-	170,825
Net Cash Provided by Financing Activities	75	-	170,825

Net Increase (Decrease) in Cash	(78,618)	-	62,507

Cash at Beginning of Period	141,125	-	-

Cash at End of Period	$62,507	$-	$62,507

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

See accompanying notes to condensed unaudited financial statements

F-4

REAL ESTATE RESTORATION AND RENTAL, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2010
(UNAUDITED)

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A)  Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information.  Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management’s opinion however, that all material adjustments (consisting of normal recurring adjustments) have been made, which are necessary for a fair financial statements presentation.  The results for the interim period are not necessarily indicative of the results to be expected for the year.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  At December 31, 2010 and June 30, 2010, the Company had no cash equivalents.

(D) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB ASC No. 260, “Earnings Per Share.”  As of December 31, 2010 there were no common share equivalents outstanding.

F-5

REAL ESTATE RESTORATION AND RENTAL, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2010
(UNAUDITED)

(E) Intangible Assets

In accordance with Statement FASB Accounting Standards Codification No. 350, Intangibles, Goodwill and Other, requires that intangible assets with a finite life are amortized over its life and requires that goodwill and intangible assets be reviewed for impairment annually or more frequently if impairment indicators arise.

(F) Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”).  Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(G) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(H) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.  The Company recognizes rental revenue in accordance with FASB ASC No. 840-25.  FASB ASC No. 840-25 requires that rental revenue be recognized on a straight line basis over the term of the lease for operating leases.

F-6

REAL ESTATE RESTORATION AND RENTAL, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2010
(UNAUDITED)

NOTE 2	INTANGIBLE ASSETS

At December 31, 2010 and June 30, 2010 intangible assets are as follows:

	As of December 31, 2010	As of June 30, 2010
License Agreement	30,000	-
Less Amortization	(797)	(-)

Total Property and Equipment	$29,203	$-

Amortization expense for the three and six months ended December 31, 2010 and the period from December 15, 2009 (Inception) to December 31, 2010 was $748, 797 and $797 respectively.

NOTE 3	STOCKHOLDERS’ EQUITY

(A) Common Stock Issued for Cash

For the period ended June 30, 2010, the Company issued 1,782,500 shares of common stock for $178,250($0.10/share) less stock offering costs of $7,500.  The Company also issued 1,000,000 shares of common stock to its founder for $100 ($0.0001 per share) (See note 5).

During the months of August and September 2010, the Company issued 20,000 shares of common stock for $2,000 less offering costs of $1,925 ($0.10/share).

(B) In-Kind Contribution

For the period ended June 30, 2010, a shareholder of the Company contributed services having a fair value of $2,800 (See Note 5).

For the six months ended December 31, 2010, a shareholder of the Company contributed services having a fair value of $2,600 (See Note 5).

(C) Stock Issued for Services

On December 19, 2009, the Company issued 4,000,000 shares of common stock to its founder having a fair value of $400 ($0.0001/share) in exchange for services provided (See Note 5).

F-7

REAL ESTATE RESTORATION AND RENTAL, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2010
(UNAUDITED)

NOTE 4             COMMITMENTS

On February 16, 2010, the Company entered into a consulting agreement to receive administrative and other miscellaneous services.  The Company is required to pay $5,000 a month.  The agreement is to remain in effect unless either party desired to cancel the agreement.

NOTE 5             RELATED PARTY TRANSACTIONS

For the period ended June 30, 2010, a shareholder of the Company contributed services having a fair value of $2,800 (See Note 3(B)).

For the six months ended December 31, 2010, a shareholder of the Company contributed services having a fair value of $2,600 (See Note 3(B)).

On December 19, 2009, the Company issued 5,000,000 shares of common stock to its founder having a fair value of $500 ($0.0001/share) in exchange for services and cash (See Note 3 (A) and 3 (C)).

NOTE 6             LICENSING RIGHTS

On September 24, 2010 the Company entered into an agreement with a third party to purchase the rights of a license. Under the terms of the agreements the Company will have the rights to manufacture and sell the “EnerG2” product. As of December 31, 2010 the company paid $30,000 for the acquisition of the patent. The amount as been classified as an asset and is being amortized over the life of the license.

NOTE 7             GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with minimal operations, used cash in operations of $78,418 from inception and has a net loss since inception of $93,471.  This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 8             SUBSEQUENT EVENT

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through February 2, 2011, the date the financial statements were issued.

F-8

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

Our Company was established in December 2009 to provide renovation and management services to larger real estate developers and hedge funds that own and are acquiring additional vacation rental properties in North and South Carolina at below-market prices. We will provide property management services ranging from completing necessary renovation work to marketing and renting the properties on a seasonal basis at a profit.

Our executives are approaching prospective clients who have or are acquiring foreclosed or distressed vacation properties in North and South Carolina. Our executives are currently marketing the Company’s services through direct contact with prospective clients and therefore we do not plan to incur any expense for this effort in the next 12 months. When we have completed renovation on the first few homes, we expect to spend $500-$2,500 a month to market these properties and will have a larger marketing-related expense in late 2011 when we ready our website and printed materials to promote the rental properties for the 2012 high season. We plan to sign contracts to provide renovation and management services with two real estate developers and one hedge fund during our first 12 months after this registration statement is declared effective.

Our goal is to have three vacation homes under management and available for rent during the summer 2011 high season, May to August. Our estimate for costs associated with each home that comes under our management includes approximately $7,500-$12,000 in renovation fees. We plan to add another 10 to 12 homes under management for the summer 2012 high season.

Our plan is to be retained to complete restoration work on three vacation homes by June 2011. We have budgeted restoration costs associated with each property to be $7,500-$12,000 however until we see the scope of work necessary we do not know conclusively what the cost will be. We do not plan to take on projects that will require much more capital investment than noted above. We are budgeting to spend $5,000 in May-June 2011 to begin marketing these properties online and in print advertising for the summer rental season assuming that we have them. We expect to spend approximately $500/month for marketing of the rental properties for the remainder of 2011 as well as an additional $12,000-$15,000 in December 2011 to ready a web site and printed materials to market the properties for the 2012 summer vacation season. We are budgeting additional restoration expenses of $7,500-$12,000 per property for another four rental properties in September 2011, for another four rental properties in November 2011 and another four rental properties in February 2012. We will increase the marketing budget to $2,500/month beginning in January 2012. We expect all marketing and restoration costs to be covered by the services fees we charge the property owners.

Additionally, the Company will attempt to obtain green energy solutions for use in its managed properties. Solutions we are considering include LED lighting, solar power and solar heating. We may also look to resell these solutions to other property management firms or vacation home owners. Our plan is to sign at least one reseller agreement with a manufacturer of LED lighting systems for interior and exterior residential lighting applications in the first six months of operation after this registration statement declared effective . We plan to implement LED lighting in each home that comes under our management.

The Company currently has a licensing agreement with Madison Energy Group that allows us to sell Frigitek products. The company believes that the commercial/industrial-level green solutions such as geothermal and Frigitek (fan speed controls for cooling condensers) have the potential to be repositioned or re-engineered for residential applications.
If it becomes necessary to raise additional capital, we may approach one or more of our property management services clients to establish strategic funding partnerships. At the same time, we will continue to pursue green energy solutions with Madison Energy Group.

Limited Operating History

As reflected in the accompanying financial statements, the Company is in the development stage with minimal operations, used cash in operations of $78,418 from inception and has a net loss since inception of $93,471. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.

We have not previously demonstrated that we will be able to expand our business. We cannot guarantee that the expansion efforts described in this prospectus will be successful. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our renovation services offering.

If the proceeds of our private placement prove to be insufficient to generate additional profits, future financing may not be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue expanding our operations. Equity financing will result in a dilution to existing shareholders.

For the Period Ended December 31, 2010

For the period December 31, 2010, we had $0 in revenue. Expenses for the six month period totaled $55,546 resulting in a net loss of $55,546.  Expenses for the period consisted of $49,425 in professional fees and $6,121 for general and administrative expenses.

Capital Resources and Liquidity

We raised cash to grow our business through a private placement that was completed on June 8, 2010. We have sufficient capital to continue operations through the 3rd quarter of 2011. We anticipate receiving some revenue from the partnership with Madison Energy in 2011. We will seek to enter into agreements to provide our renovation and management service. We do not at this time anticipate seeking further equity investment. If we need additional cash and are unable to raise it, we will either have to suspend or cease our expansion plans entirely. Other than as described in this registration statement, we have no other financing plans.

We issued 5,000,000 Shares of common stock to Deborah Lovig pursuant to the exemption from registration set forth in section 4(2) of the Securities Act of 1933. Ms. Lovig, the founder of the Company, was issued 5,000,000 shares in exchange for $100 in cash and $400 worth of services, which she provided to the Company.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

For the Year Ended June 30, 2010

Results of Operations

For the period from December 15, 2009 (inception), to June 30, 2010, we had $0 in revenue. Expenses for the period totaled $37,925 resulting in a net loss of $37,925.  Expenses for the period consisted of $24,725 in professional fees and $13,200 for general and administrative expenses.

Capital Resources and Liquidity

We raised cash to grow our business through a private placement that was completed on June 8, 2010. We have sufficient capital to continue operations through the 3rd quarter of 2011. We anticipate receiving some revenue from the partnership with Madison Energy in 2011. We will seek to enter into agreements to provide our renovation and management service. We do not at this time anticipate seeking further equity investment. If we need additional cash and are unable to raise it, we will either have to suspend or cease our expansion plans entirely. Other than as described in this registration statement, we have no other financing plans.

We issued 5,000,000 Shares of common stock to Deborah Lovig pursuant to the exemption from registration set forth in section 4(2) of the Securities Act of 1933. Ms. Lovig, the founder of the Company, was issued 5,000,000 shares in exchange for $100 in cash and $400 worth of services, which she provided to the Company.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and director as of March 13 , 2011. Our executive officers are elected annually by our Board of Director. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Name	Age	Position
Deborah Lovig	49	President, Chief Executive Officer, Chief Financial Officer, and Director

James Coker	31	Secretary and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Ms. Deborah Lovig, age 49, President, Chief Executive Officer, Chief Financial Officer, Director.

Deborah Lovig is our President, Chief Executive Officer, Chief Financial Officer and Director. Ms. Lovig is a successful marketing executive and entrepreneur who has worked with companies and corporations of all sizes and stages across a broad range of industries. During the past six years she has served as a marketing executive for Cree, a world-leading manufacturer of light-emitting diodes (LEDs). Throughout her 25-year career, she has specialized in developing business and marketing plans for start-up and early-stage companies seeking funding and rapid sales growth. She has assisted with the formation and business development of a number of businesses in the real estate markets on the East Coast, including North Carolina.

Mr. James Coker, age 31, Secretary, Director

Mr. James Coker was appointed as our Secretary and Director on April 27, 2010. Mr. Coker brings expertise in evaluating business opportunities and closing business deals that result in profits for the companies for which he has worked. He has recently been involved in real estate development of rental properties in the Philadelphia area; for which he also provides property management services. He has also served as a Regional Sales Manager for Siemens Corporation for the past five years. He is in charge of selling diagnostic imaging equipment to hospitals and imaging centers in Ohio. His responsibilities include selling capital equipment (greater than $1,000,000) and service contracts, developing extensive product knowledge, consulting on future trends in healthcare and the reimbursement landscape, as well as managing customer relationships. During his tenure in Ohio, Siemens has doubled its market share in the territory and managed to expand its presence despite a sluggish economy. Mr. Coker graduated from Boston College in 2001 with a B.A. in Marketing.

Our directors are not considered independent under the listing standards of any national securities exchange.

Board Committee

The Company does not currently have a designated audit, nominating or compensation committee.  The Company currently has no plans to form these separately designated Board committees.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EXECUTIVE COMPENSATION

Other than the 4,000,000 shares of common stock issued to Deborah Lovig for services, which she provided to the Company, we have not paid any form of compensation to our executives. The compensation discussed herein addresses all compensation awarded to, earned by, or paid to the named officer, including base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

The Company has no employment agreement with Ms. Lovig. Ms. Lovig received compensation of 4,000,000 shares of common stock in exchange for $400 worth of services she provided to the Company during the period ended June 30, 2010. The Company has no employment agreement with Mr. Coker. Mr. Coker received no compensation during the period ended June 30, 2010.  Neither executive has received any additional compensation since June 30, 2010.

There are no other stock option plans, retirement, pension or profit sharing plans for the benefits of our officers and directors other than as described herein.

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended June 30, 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Deborah Lovig, President, Chief Executive Officer, Chief Financial Officer, Director	2010	$0	0	400	0	0	0	$0	$400

James Coker, Secretary, Director	2010	$0	0	0	0	0	0	$0	$0

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officers named in the above Summary Compensation Table for the period from December 15, 2009 (inception) through June 30, 2010.

Aggregated Option Exercises and Fiscal Year-End Option Value. There were no stock options exercised during period from inception through June 30, 2010 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards. There were no awards made to named executive officers in the last completed fiscal year under any LTIP.

 Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

Currently, we do not have any employment agreements in place.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of March 13 , 2011 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possess sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class (1)
Deborah Lovig, President, CEO, CFO, Director 710 Wellingham Drive Durham, NC 27713	5,000,000	73.5%

James Coker, 258 Frankfort Square Columbus, OH 43206	95,000	1.4%

All Executive Officers and Directors as a group (1 person)	5,095,000	74.9%

    (1) Based on 6,802,500 shares of common stock outstanding as of March 13 , 2011.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Deborah Lovig, our President, Chief Executive Officer, Chief Financial Officer and Director, purchased 5,000,000 shares of our Common Stock on February 2, 2010 for $100 in cash and $400 worth of services which she provided to the Company.

James Coker, our Secretary and Director, purchased 80,000 share of our Common Stock on March 17, 2010 and an additional 15,000 shares of our Common Stock on April 2, 2010, for a total of 95,000 shares, for $9,500.

Deborah Lovig may be deemed a promoter as defined in Rule 405 under the Securities Act of 1933.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company will not voluntarily send an annual report to shareholders. The Company will file reports with the Securities and Exchange Commission and the public may read a copy of any materials we file with the Commission. You may obtain copies of these reports directly from us or from the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E. Washington, D.C. 20549, and you may obtain information about obtaining access to the Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site that contains reports and other information regarding issuers that file electronically with the Commission. www.SEC.Gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

The Company’s Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of the directors of the Company for monetary damages to the fullest extent possible under the laws of the State of Nevada or other applicable law. These provisions eliminate the liability of directors to the Company and its stockholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care.  Under Nevada law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

REAL ESTATE RESOTRATION AND RENTAL, INC.

566,500 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is___________, 2011

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$4.04
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$5,000
Legal fees and expense	$35,000
Blue Sky fees and expenses	$1,500
Miscellaneous	$0
Total	$41,504.04

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers.

Our Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of our directors for monetary damages to the fullest extent possible under the laws of the State of Nevada or other applicable law. These provisions eliminate the liability of directors to us and our stockholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care.  Under Nevada law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities.

We were incorporated in the State of Nevada on December 15, 2009. At that time 5,000,000 shares of common stock were issued to Deborah Lovig for a cash payment of $100 and $400 worth of services, which Ms. Lovig provided to the Company. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founder’s shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Lovig had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

We sold, through a Regulation D, Rule 506 private offering completed on June 8, 2010, a total of 1,802,500 shares of common stock to 35 investors, at a price of $0.10 per share, for aggregate offering proceeds of $180,250. The following sets forth the identity of persons to whom we sold these shares and the amount of shares owned by each shareholder:

Name	Shares of Common Stock Beneficially Owned
Alt, Ellen	2,500
Alt, Jeffrey A. & Cheryl L.	5,000
Bullins, Ronnie Ray	2,500
Cline, John G. & Nina S.	50,000
Coker, James (1)	95,000
Coker, Peggy L (3)	150,000
Crumpler, David	2,500
Culhane, Marian	50,000
Curley, Kenneth R.	2,500
Dietz, Scott C.	50,000
Dillon, Gregory & Lisa	50,000
Falmlen, Scott	50,000
Flora, Amanda & David	16,000
Holbrook, Barbara K. & W. Paul	100,000
Holbrook, Curtis L.	20,000
Holbrook, Dan	20,000
Jackson, Morgan C.	50,000
Koplish, Daniel E.	50,000
Lavery, Hugh	5,000
Lopsonzski, Michael	10,000
Lovig, Sally A. (2)	2,500
Mann, Jennifer L.	50,000
Monroe, John	12,000
Monroe, Sarah	95,000
Nowell, Matt	10,000
Phoenix Associates, Inc.	250,000
Reichard, Stephen H.	100,000
Rivera, Daniel	150,000
Shannonside, LLC	2,500
Tejeda, Barbara	150,000
Tejeda, Maria I.	100,000
Thomas, Bettie H.	50,000
Tobin, Laura & Michael A.	30,000
Young, Michelle G.	2,500
Zamborsky, David A. & Meghan	17,000
TOTAL	1,802,500

(1)	James Coker is an Officer and Director of the Company.
(2)	Sally A. Lovig is the mother of Deborah Lovig, our President, Chief Executive Officer, Chief Financial Officer, and Director.
(3)	Peggy Coker is the aunt of James Coker.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D, Rule 506 offering were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either “accredited investors” as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or “sophisticated investors” as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

(A)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(B)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(C)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(D)
None of the investors, other than (i) James Coker, our Secretary and Director, (ii) Sally A. Lovig, the mother of Deborah Lovig, our President, Chief Executive Officer, Chief Financial Officer, and Director, and (iii) Peggy Coker, the aunt of James Coker , are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

We never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation*
3.2	By-Laws*
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Madison Energy Group, LLC License Agreement ***
10.2	Europa Capital Agreement
23.1	Consent of Webb& Company, P.A.
23.2	Consent of Counsel (included as Exhibit 5.1)
99.1	Brunswick County Statistics**
99.2	CNN Article**
99.3	MBA Article**
99.4	NYT Article**
99.5	Pender County Statistics**
99.6	WSJ Article**

* Incorporated by reference to Form S-1 filed on October 13, 2010
** Incorporated by reference to Form S-1 filed on December 7, 2010
*** Incorporated by reference to Form S-1 filed on February 4, 2011

Item 17. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.      To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Durham, State of North Carolina on March 16 , 2011.

REAL ESTATE RESTORATION AND RENTAL, INC.

By:	/s/Deborah Lovig
Name: Deborah Lovig
Position: President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated:  March 16 , 2011

By:	/s/Deborah Lovig
Name: Deborah Lovig
Position: President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Deborah Lovig and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Real Estate Restoration  and Rental, Inc) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

Dated:  March 16 , 2011
By:	/s/Deborah Lovig
Name: Deborah Lovig
Position: President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Director

By:	/s/James Coker
Name: James Coker
Position: Secretary & Director